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                                                                     EXHIBIT 5.1
____  __, 2006

Select Medical Holdings Corporation
4716 Old Gettysburg Road, P.O. Box 2034
Mechanicsburg, Pennsylvania 17055


Re:    Form S-4 Registration Statement
       Registration No. 333-133284

Gentlemen and Ladies:

      We have acted as special counsel to Select Medical Holdings Corporation, a Delaware corporation (the "Issuer"), in connection with the preparation and filing by the Issuer of a Registration Statement on Form S-4 (Registration No. 333-133284), as amended (the "Registration Statement"), originally filed on April 13, 2006 with the Securities and Exchange Commission for the purpose of registering the issuance of up to an aggregate principal amount of $175,000,000 of the Issuer's Senior Floating Rate Notes due 2015 (the "Exchange Notes") under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding Senior Floating Rate Notes due 2015 (the "Existing Notes") pursuant to the Exchange and Registration Rights Agreement (the "Registration Rights Agreement"), dated September 29, 2005, by and among the Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, CIBC World Capital Markets Corp. and PNC Capital Markets, Inc., which is filed as Exhibit 4.9 to the Registration Statement. The Exchange Notes are to be issued pursuant to the terms of the Indenture (the "Indenture"), dated September 29, 2005, by and among the Issuer and U.S. Bank Trust National Association (the "Trustee"), which is filed as
Exhibit 4.7 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

      In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuer.

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      We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and that the Indenture constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes.

      Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Exchange Notes have been duly authorized by the Issuer and, when (a) the Registration Statement has been declared effective by the SEC under the Securities Act, (b) the Indenture has been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Issuer and (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes in accordance with the Registration Rights Agreement and the terms set forth in the prospectus which is included in the Registration Statement, will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally or debtors' obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and the laws of the United States and the State of New York, and we express no opinion concerning the laws of any other jurisdiction.

      The opinions expressed herein are rendered to the Issuer in connection with the filing of the Registration Statement and for no other purpose. Neither the opinions expressed herein nor this letter nor any copies thereof may be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,